Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form SB-2 of our report dated June 24, 2005, except for Note 12, as to which the date is August 18, 2005, relating to the consolidated financial statements of Performances Home Buyers, LLC and Affiliates, and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
November___, 2005